Exhibit 99.1

First Data Announces Expiration and Final Results of Private Debt Exchange Offers

Atlanta, December 17, 2010 — First Data Corporation (the “Company”) announced today the expiration and final results of its previously announced private exchange offers (the “Exchange Offers”), in which the Company offered to exchange its 9.875% Senior Notes due 2015 (“Old Cash-Pay Notes”) and its 10.550% Senior PIK Notes due 2015 (the “Old PIK Notes” and together with the Old Cash-Pay Notes, the “Old Notes”), subject to the Maximum Exchange Amount (as defined below), for the new securities, payable (i) 50% in new 8.25% Senior Second Lien Notes due 2021 (the “New Cash-Pay Second Lien Notes”) or, at the election of each holder who tendered prior to the Early Tender Date (as defined below) and subject to the Maximum New PIK Toggle Amount (as defined below), in new 8.75/10.00% PIK Toggle Senior Second Lien Notes due 2022 (the “New PIK Toggle Second Lien Notes” and, together with the New Cash-Pay Second Lien Notes, the “New Second Lien Notes”), and (ii) 50% in new 12.625% Senior Notes due 2021 (the “New Unsecured Notes” and together with the New Second Lien Notes, the “New Notes”). The Exchange Offers expired at midnight, New York City time, on December 15, 2010 (the “Expiration Date”).

The maximum aggregate principal amount of New Notes issuable in the Exchange Offers was $6.0 billion (the “Maximum Exchange Amount”). The maximum aggregate principal amount of New PIK Toggle Second Lien Notes issuable in the Exchange Offers was $1.0 billion (the “Maximum New PIK Toggle Amount”).

As of the Expiration Date, $3.187 billion aggregate principal amount of Old Cash-Pay Notes, representing 85% of the outstanding Old Cash-Pay Notes, were validly tendered (and not validly withdrawn) in the Exchange Offers, and $3.262 billion aggregate principal amount of Old PIK Notes, representing 88% of the outstanding Old PIK Notes, were validly tendered (and not validly withdrawn) in the Exchange Offers. Acceptance of Old Notes validly tendered (and not validly withdrawn) was subject to proration. The proration rate for tenders of Old Notes (of either series) that elected to receive New Second Lien Notes in the form of New PIK Toggle Second Lien Notes (such election, a “PIK Toggle Election”) was 0.94713584. The proration rate for tenders of Old Notes (of either series) that did not make a PIK Toggle Election was 0.89947090. As a result of this proration, of the Old Notes validly tendered (and not validly withdrawn) in the Exchange Offers, the Company has accepted for exchange $2.966 billion aggregate principal amount of Old Cash-Pay Notes and $3.035 billion aggregate principal amount of Old PIK Notes.

In the Exchange Offers, the demand for New PIK Toggle Second Lien Notes exceeded the Maximum New PIK Toggle Amount. As a result, holders will receive in exchange for all Old Notes validly tendered (and not validly withdrawn) with respect to which a PIK Toggle Election was made, a portion of the New Second Lien Notes to which they are entitled in the form of New PIK Toggle Second Lien Notes and the balance in the form of New Cash-Pay Second Lien Notes, in the amounts specified below.

On the settlement date for the Exchange Offers, which the Company expects to be December 17, 2010 (the “Settlement Date”), the Company will issue $6.000 billion aggregate principal amount of New Notes in exchange for the Old Notes validly tendered (and not validly withdrawn) and accepted in the Exchange Offers. The New Notes will be comprised of $1.000 billion aggregate principal amount of New PIK Toggle Second Lien Notes, $2.000 billion aggregate principal amount of New Cash-Pay Notes and $3.000 billion aggregate principal amount of New Unsecured Notes.

Upon settlement of the Exchange Offers, the holders whose Old Notes are exchanged pursuant to the Exchange Offers will receive, subject to terms and conditions of the Exchange Offers (including, without limitation, proration and minimum denomination requirements), the following consideration payable for each $1,000 principal amount of Old Notes accepted for exchange:

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in the case of such Old Notes validly tendered (and not validly withdrawn) in respect of which a PIK Toggle Election was made, (i) $500.00 principal amount of New Second Lien Notes in the form of (a) $250.302375 principal amount of New PIK Toggle Second Lien Notes and (b) $249.697625 principal amount of New Cash-Pay Second Lien Notes, and (ii) $500.00 principal amount of New Unsecured Notes;

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in the case of such Old Notes validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on December 1, 2010 (the “Early Tender Date”) in respect of which a PIK Toggle Election was not made, $500.00 principal amount of New Cash-Pay Second Lien Notes and $500.00 principal amount of New Unsecured Notes; and

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in the case of such Old Notes validly tendered after the Early Tender Date but before the Expiration Date, $485.00 principal amount of New Cash-Pay Second Lien Notes and $485.00 principal amount of New Unsecured Notes.

In addition to the above amounts of New Notes, holders whose Old Notes are exchanged pursuant to the Exchange Offers will receive cash in lieu of any fractional amount of New Notes not received as a result of rounding.

All holders whose Old Notes are exchanged pursuant to the Exchange Offers will also receive (in respect of such Old Notes) accrued and unpaid interest in cash from the last applicable interest payment date to, but not including, the settlement date for the Exchange Offers.

The Exchange Offers were made upon the terms and subject to the conditions set forth in the confidential Offering Memorandum dated November 17, 2010 and the related letter of transmittal, as amended by the press release issued on December 2, 2010.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers were made, and the New Notes were offered and will be issued only to, persons certifying that (a) they are in the United States and are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (b) (i) they are outside the United States and are persons not U.S. persons, who are eligible to acquire securities from the Company pursuant to Regulation S and would be participating in any transaction in accordance with Regulation S and (ii) they are “non-U.S. qualified offerees” (as defined in the Offering Memorandum).

This press release is for informational purposes only. This press release is neither an offer to sell nor a solicitation of an offer to buy any New Notes and is neither an offer to purchase nor a solicitation of an offer to sell any Old Notes.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.” You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010 under the captions “Risk Factors.”

Contact

Chip Swearngan, First Data Corporation

1-404-890-3000

chip.swearngan@firstdata.com

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